Exhibit 1.1

December 11, 2006

Sunoco, Inc.

Debt Securities

Preference Stock

Common Stock

Warrants

Sunoco Capital I

Sunoco Capital II

Trust Preferred Securities

AMENDED AND RESTATED UNDERWRITING AGREEMENT

1. Introductory. (i) Sunoco, Inc., a Pennsylvania corporation (the “Company”), proposes to issue and sell from time to time certain of its senior unsecured debt securities, subordinated unsecured debt securities, senior and subordinated convertible debt securities, preference stock (the “Preference Stock”), common stock (the “Common Stock,” and together with the Preference Stock, the “Equity Securities”) and warrants to purchase debt securities or Equity Securities and (ii) Sunoco Capital I and Sunoco Capital II, each a Delaware statutory business trust (each a “Trust” and, collectively, the “Trusts”), propose to issue and sell from time to time certain trust preferred securities (the “Capital Securities”) of the Trust, guaranteed by the Company pursuant to a Guarantee Agreement (the “Guarantee Agreement”) to be entered into between the Company and Bankers Trust Company (the “Guarantee Trustee”) (the Capital Securities together with the Preference Stock, the “Preferred Securities”), each registered under the registration statement referred to in Section 2(a) (collectively, the “Registered Securities”). The Registered Securities constituting senior debt securities will be issued under an indenture, dated as of June 30, 2000 (the “Senior Indenture”), between the Company and Citibank, N.A., as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms. The Registered Securities constituting subordinated debt securities will be issued under an indenture, dated as of May 15, 1994 (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”), between the Company and Bankers Trust Company, as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms. The Registered Securities constituting Preference Stock may be issued in one or more series, each of which series may vary as to dividend rates, redemption provisions, selling prices and other terms.

The Registered Securities constituting Capital Securities may be issued in one or more series, which series may vary as to distribution rate, maturities, redemption provisions, selling prices and other terms. The Company will be the owner of all of the beneficial ownership interests represented by common securities (the “Common Securities”) of each of the Trusts.

Concurrently with the issuance of the Capital Securities by each Trust, each Trust will invest the proceeds thereof in the Company’s Junior Subordinated Debentures (the “Junior Subordinated Debentures”). The Junior Subordinated Debentures are to be issued pursuant to an indenture (the “Trust Indenture”) to be entered into between the Company and Bankers Trust Company (the “Indenture Trustee”).

Particular series or offerings of Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale. If specified in a Terms Agreement, the Company and, as the case may be, the Trust will grant to the Underwriters an option (the “Option”) to purchase up to that additional amount of Registered Securities specified in such Terms Agreement (the “Options Securities”).

The Registered Securities involved in any such offering are hereinafter referred to as the “Offered Securities.” The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the “Underwriters” of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the “Representatives”; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives,” as used in this Agreement (other than in Sections 2(b), 5(d) and 6 and the second sentence of Section 3), shall mean the Underwriters.

2. Representations and Warranties of the Company. The Company and, if the Offered Securities are Capital Securities, the Trust, as of the Execution Time (as defined below) and on the Delivery Date (as defined below), represents and warrants to, and agrees with, each Underwriter that:

(a) (1) Two registration statements (No. 33-53717 and 333-40876), including a related Base Prospectus (as defined below)contained in the latest such registration statement, relating to the Registered Securities have been filed with the Securities and Exchange Commission (the “Commission”) and have become effective. Such registration statements, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act of 1933, as amended (the “Act”) and deemed part of such registration statement pursuant to Rule 430B of the rules and regulations, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Delivery Date, shall also mean such registration statements as amended at the time of any Terms Agreement referred to in Section 3, are hereinafter collectively referred to as the “Registration Statement” and the prospectus included in the latest such registration statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities (if they are debt securities or Preferred Securities) and the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Securities Act of 1933 (the “Act”) after the Execution Time, together with the Base Prospectus (the “Final Prospectus”). As used in this Agreement, (i) “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus referred to above specifically relating to the Offered Securities which is used prior to the filing of the Final Prospectus, together with the Base Prospectus; (ii) “Base Prospectus” shall mean the base prospectus referred to above contained in the Registration Statement at the Execution Time; (iv) “Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 of the Rules and Regulations; (vi) “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 of the Rules and Regulations; (vii) “Disclosure Package” shall mean (A) the Preliminary Prospectus used most recently prior to the Execution Time, (B) the Issuer Free Writing Prospectuses, if any, and the information, if any, identified in Schedule 1 to the Terms Agreement, (C) the final term sheet prepared and filed pursuant to Section 4(d)), if any, and (D) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package; and (viii) “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective; (ix) “Execution Time” shall mean the date and time that the Terms Agreement is executed and delivered by the parties hereto.

(2) Any reference herein to the Registration Statement, the Preliminary Prospectus, the Disclosure Package or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement and, if the Company files any document pursuant to the Exchange Act after the date of this Agreement and prior to the termination of the offering of the Offered Securities by the Underwriters, which documents are deemed to be incorporated by reference into the Final Prospectus, such filing shall constitute an amendment or supplement to the Final Prospectus and the term “Final Prospectus” shall refer also to said prospectus as supplemented by the documents so filed from and after the time said documents are filed with the Commission.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Delivery Date (as defined herein), the Final Prospectus (and any supplement thereto) will, contain all statements which are required to be contained therein by the Act, the Exchange Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission under such acts (the “Rules and Regulations”); on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) of the Rules and Regulations and on the Delivery Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to the Statement of Eligibility and Qualification on Form T-1 of any trustee under the Trust Indenture Act, or as to statements in, or omissions from, the Registration Statement or the Final Prospectus in reliance upon, or in conformity with, written information furnished to the Company or the Trust by any Underwriter through the Representatives, if any, specifically for use therein.

(c) (i) The Disclosure Package and (ii) each electronic roadshow used by the Company or the Trust when taken together as a whole with the Disclosure Package do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to statements in, or omissions from, the Disclosure Package or any electronic roadshow in reliance upon, or in conformity with, written information furnished to the Company or the Trust by any Underwriter through the Representatives, if any, specifically for use therein.

(d) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 4(d) does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in, or omissions from, any Issuer Free Writing Prospectus in reliance upon, or in conformity with, written information furnished to the Company or the Trust by any Underwriter through the Representatives, if any, specifically for use therein.

(f) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Pennsylvania, with all corporate power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which the failure to so qualify or be in good standing would have a material adverse effect on the business, properties, financial position, shareholders’ equity, or results of operations of the Company and its subsidiaries on a consolidated basis (a “Material Adverse Effect”).

(g) At the respective dates indicated in the Preliminary Prospectus and the Final Prospectus, the Company has an authorized capitalization as set forth in the most recent Preliminary Prospectus and the Final Prospectus, as the case may be, and all of the issued and outstanding capital shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(h) Each of the Trusts has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the “Delaware Business Trust Act”) with the trust power and authority to own property and conduct its respective business as described in any Preliminary Prospectus and the Final Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement as described in any Preliminary Prospectus and the Final Prospectus; neither Trust is a party to or bound by any agreement or instrument other than its respective Terms Agreement, the Amended and Restated Declaration of Trust (the “Declaration”), among the Company and Bankers Trust Company, Bankers Trust (Delaware), Paul A. Mulholland, Barry H. Rosenberg and Katria N. Kowal (the “Trustees”), and the agreements and instruments contemplated by its respective

Declaration and described in the Disclosure Package and the Final Prospectus; each Trust has no liabilities or obligations other than those arising out of the transactions contemplated by the applicable Terms Agreement and the agreements and instruments contemplated by the respective Declaration and described in the most recent Preliminary Prospectus and the Final Prospectus; and neither Trust is a party to or subject to any action, suit or proceeding of any nature.

(i) Each Declaration has been duly authorized and, when duly executed and delivered by the Company and the Trustees, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and will conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and the Final Prospectus.

(j) The Guarantee Agreement has been duly authorized and, when duly executed and delivered by the Company and the Guarantee Trustee, will constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and will conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and the Final Prospectus.

(k) For purposes of this Agreement, the term “Significant Subsidiary” shall have the meaning set forth in Rule 405 of the Rules and Regulations, but shall exclude any subsidiary of the Company (as that term is defined in Rule 405 of the Rules and Regulations) the major part of the business of which consists of finance, banking, credit, leasing, real estate, financial services or other similar services, or coal or coke operations or any combination thereof. Each Significant Subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with all corporate power and authority to own its properties and conduct its business as described in the most recent Preliminary Prospectus and the Final Prospectus; and each such Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which the failure to so qualify or be in good standing would have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid, non-assessable; and owned by the Company, directly or indirectly, free from liens, encumbrances, equities or claims.

(l) If the Offered Securities are debt securities, the relevant Indenture has been duly authorized and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below) or pursuant to Delayed Delivery Contracts (as hereinafter defined), the relevant Indenture will have been duly executed and delivered by the Company, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus and such Indenture (assuming the due authorization, execution and delivery thereof by the trustee, or trustees, under such Indenture) and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(m) If the Offered Securities are Preference Stock, the Offered Securities have been duly authorized and, when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date (as defined below), such Offered Securities will have been validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

(n) If the Offered Securities are Common Stock, the Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; when the Offered Securities have been delivered and paid for in accordance with the Terms Agreement on the Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

(o) If the Offered Securities are convertible, the shares of Common Stock initially issuable upon conversion of such Offered Securities will have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and non-assessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Common Stock.

(p) If the Offered Securities are Capital Securities, the Capital Securities and the Common Securities, upon issuance and delivery and payment therefor in the manner described herein, will be, duly authorized, validly issued, fully paid and non-assessable and will conform in all material respects to the descriptions of the Capital Securities and the Common Securities contained in the Disclosure Package and the Final Prospectus; each of the Trust Indenture and the Guarantee Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company and, in the case of the Indenture, the Indenture Trustee and, in the case of the Guarantee Agreement, the Guarantee Trustee, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Junior Subordinated Debentures and the Guarantee have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Trust Indenture and the Guarantee Agreement, respectively, will be duly and validly issued and outstanding, and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Trust Indenture and the Guarantee Agreement, respectively, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Junior Subordinated Debentures and the Guarantee, when issued and delivered, will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

(q) If the Offered Securities are Common Stock or are convertible into Common Stock, except as disclosed in the most recent Preliminary Prospectus and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment.

(r) If the Offered Securities are Common Stock or are convertible into Common Stock, except as disclosed in the most recent Preliminary Prospectus and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(s) If the Offered Securities constitute Common Stock or are convertible into Common Stock, the outstanding shares of Common Stock are listed on The New York Stock Exchange (the “Stock Exchange”) and the Offered Securities (if they are Common Stock) or the Common Stock into which the Offered Securities are convertible (if they are convertible) has been approved for listing on subject to notice of issuance. If the Offered Securities are debt securities or Preferred Securities, they have been approved for listing on the stock exchange indicated in the Terms Agreement, subject to notice of issuance.

(t) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act, such as may be required under the Exchange Act, or any applicable foreign or state securities laws in connection with the purchase and distribution of the Offered Securities by the Underwriters, and, if the Offered Securities are debt securities, the Trust Indenture Act, and the filing of a statement with the Department of State of the Commonwealth of Pennsylvania with respect to any shares of Preference Stock to be issued by the Company.

(u) The execution, delivery and performance by the Company of the relevant Indenture (if the Offered Securities are debt securities), the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and, if the Offered Securities are debt securities or Preference Stock, the compliance by the Company with the terms and provisions thereof, and (if the Offered Securities are Capital Securities) the execution, delivery and performance of the Declaration, the Common Securities and the Capital Securities by the Trust, the purchase of the Junior Subordinated Debentures by the Trust from the Company, the distribution of the Junior Subordinated Debentures upon the liquidation of the Trust in the circumstances contemplated by the Declaration and described in the most recent Preliminary Prospectus and the Final Prospectus, and the consummation of the transactions contemplated herein and in the Declaration and the execution, delivery and performance by the Company of the Guarantee Agreement, the Trust Indenture and the Junior Subordinated Debentures by the Company, the purchase of the Common Securities by the Company from the Trust, and the consummation by the Company of the transactions herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary of the Company or, as the case may be, the Trust or any of their properties, or any agreement or instrument to which the Company or any such Significant Subsidiary or, as the case may be, the Trust is a party or by which the Company or any such Significant Subsidiary is bound or to which any of the properties of the Company or any such Significant Subsidiary or, as the case may be, the Trust is subject, or the charter or by-laws of the Company or any such Significant Subsidiary, and the Company or, as the case may be, the Trust have full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement).

(v) The Terms Agreement (including the provisions of this Agreement) and, if the Offered Securities are debt securities or Preferred Securities, any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company and the Trust.

(w) Except as described in Section 2(u) hereof, neither the Company nor any of its Significant Subsidiaries is in violation of any law, ordinance, governmental rule, regulation, or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, except for any violation, default or event which, individually or in the aggregate, will not have a Material Adverse Effect.

(x) Except as disclosed in the Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the relevant Indenture (if the Offered Securities are debt securities), the Terms Agreement (including the provisions of this Agreement) or any Delayed Delivery Contracts, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.

(y) The audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus and the Final Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as disclosed in the most recent Preliminary Prospectus and the Final Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the unaudited financial statements included in the most recent Preliminary Prospectus and the Final Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown and, except as disclosed in the most recent Preliminary Prospectus and the Final Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis (except for the absence of notes), subject to normally recurring changes resulting from year-end audit adjustments and prepared in accordance with the instructions to SEC Form 10-Q; any schedules included in the most recent Preliminary Prospectus and the Final Prospectus present fairly the information required to be stated therein; and if pro forma financial statements are included in the most recent Preliminary Prospectus and the Final Prospectus, the assumptions used in preparing the pro forma financial statements included in the most recent Preliminary Prospectus and the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(z) Except as disclosed in the most recent Preliminary Prospectus and the Final Prospectus, since the date of the latest financial statements included in the Preliminary Prospectus and the Final Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the most recent Preliminary Prospectus and the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(aa) Neither the Company nor the Trust is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the most recent Preliminary Prospectus and the Final Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940.

(bb) The Company or, as the case may be, the Trust will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(cc) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except, in each case, as would reasonably be expected to have Material Adverse Effect.

(dd) Except as would not reasonably be expected to have a Material Adverse Effect, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ee) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(ff) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting.

(gg) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement in writing or exchange of other written communications (the “Terms Agreement”) at each time the Company and, as the case may be, the Trust determine to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount or number of shares to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and (if the Offered Securities are debt securities or Preferred Securities) the terms of the Offered Securities not already specified (in the relevant Indenture, in the case of Offered Securities that are debt securities), including, but not limited to, interest rate (if debt securities), dividend or distribution rate (if Preferred Securities), maturity, any redemption provisions and any sinking fund requirements and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the “Lead Underwriter”) (the “Delivery Date”) and the Company and, as the case may be, the Trust agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the “Closing Date”), the place of delivery and payment and any details of the terms of public offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Disclosure Package and the Final Prospectus.

If specified in a Terms Agreement, on the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company and, as the case may be, the Trust grant an option to the several Underwriters to purchase, severally and not jointly, up to that amount of the Option Securities as shall be specified in the Terms Agreement from the Company and, as the case may be, the Trust at the same price as the Underwriters shall pay for the Offered Securities. Said option may be exercised only to cover over allotments in the sale of the Offered Securities by the Underwriters and may be exercised in whole or in part at any time on or before the thirtieth day after the date of the Terms Agreement upon written or telegraphic notice by the Representatives to the Company and, as the case may be, the Trust setting forth the amount of the Option Securities as to which the several Underwriters are exercising the option. The amount of Option Securities to be purchased by each Underwriter shall be the same percentage of the total amount of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Offered Securities, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares/units.

If the Terms Agreement provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company and, as the case may be, the Trust authorize the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto (“Delayed Delivery Contracts”) with such changes therein as the Company and, as the case may be, the Trust may authorize or approve. Delayed Delivery Contracts are only to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company and, as the case may be, the Trust will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount or number of shares of Offered Securities to be sold pursuant to Delayed Delivery Contracts (“Contract Securities”). The

Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company and, as the case may be, the Trust execute and deliver Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount or number of shares of Offered Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount or number of shares of Offered Securities set forth opposite each Underwriter’s name in such Terms Agreement, except to the extent that the Lead Underwriter determines that such reduction shall be otherwise than pro rata and so advises the Company and, as the case may be, the Trust. The Company and, as the case may be, the Trust will advise the Lead Underwriter not later than the business day prior to the Closing Date of the principal amount or number of shares of Contract Securities.

If the Offered Securities are debt securities or Capital Securities and the Terms Agreement specifies “Book-Entry Only” settlement or otherwise states that the provisions of this paragraph shall apply, the Company and, as the case may be, the Trust will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) or as otherwise provided in the Terms Agreement and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the most recent Preliminary Prospectus and the Final Prospectus. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account previously designated by the Company and, as the case may be, the Trust at a bank acceptable to the Lead Underwriter, in each case drawn to the order of the Company at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

4. Certain Agreements of the Company. The Company and, as the case may be, the Trust agree with the several Underwriters that they will furnish to counsel for the Underwriters, one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

(a) The Company and, as the case may be, the Trust will file the Final Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Lead Underwriter, subparagraph (5)) not later than the second business day following the Execution Time.

(b) The Company and, as the case may be, the Trust will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Preliminary Prospectus and the Final Prospectus and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company and, as the case may be, the Trust will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and, in the event of the issuance of any stop order, will use its best efforts to obtain as soon as possible its lifting, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(c) If, at any time when the Final Prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time not misleading, or if it is necessary at any time to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act, including in connection with the use or delivery of the Final Prospectus, the Company and, as the case may be, the Trust will (1) promptly notify the Lead Underwriter of such event and (2) promptly prepare and file with the Commission, at its own expense, an amendment or supplement or new registration statement or with the consent of counsel to the underwriters, make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission or an amendment which will effect such compliance, (3) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (4) supply any supplemented Final Prospectus to the Lead Underwriter in such quantities as the Lead Underwriter may reasonably request. Neither the Lead Underwriter’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(d) The Company and, as the case may be, the Trust will prepare any material required to be filed by the Company pursuant to Rule 433(d) under the Act and to file any such materials within the applicable time periods prescribed for such filings by Rule 433. To prepare a final term sheet, containing solely a description of final terms of the Offered Securities and the offering thereof, in a form approved by the Representatives and attached as Schedule II hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(e) If, at any time prior to the filing of a final prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (1) promptly notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (2) amend or supplement the Disclosure Package to correct such statement or omission; and (3) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.

(f) The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the information contained in the final term sheet prepared and filed pursuant to Section 4(d) above; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule 1 to the Terms Agreement and any electronic roadshow. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Notwithstanding anything to the contrary herein, the Company consents to the use by any Underwriter of a Free Writing Prospectus that contains only (A) information describing only the preliminary terms of the Offered Securities or their offering and that is included in the final term sheet of the Company, or (B) other information that is not “issuer information” as defined in Rule 433 of the Rules and Regulations.

(g) As soon as practicable after the date of each Terms Agreement, but in no event later than 12 months after the later of: (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, the Company will make generally available to its securityholders an earnings statement which will satisfy the provisions of Section 11(a) of the Act (including, at the option of the Company, Rule 158 of the Rules and Regulations).

(h) The Company and, as the case may be, the Trust will furnish to the Representatives copies of the Registration Statement, including all exhibits, the Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(i) The Company and, as the case may be, the Trust will arrange for the qualification of the Offered Securities for sale and (if the Offered Securities are debt securities or Preferred Securities) the determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualifications in effect so long as required for the distribution; provided that in connection therewith the Company and, as the case may be, the Trust shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(j) During the period, if any, specified in the Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, and a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders.

(k) The Company and, as the case may be, the Trust will pay all expenses incident to the performance of their obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including fees and disbursements in connection with qualification of the Registered Securities for sale and (if the Offered Securities are debt securities or Preferred Securities) any determination of their eligibility for investment under the securities laws of such jurisdictions as the Lead Underwriter may designate and the printing of applicable “Blue Sky” memoranda relating thereto (including the related reasonable fees and disbursements of counsel to the Underwriters in connection therewith), for any fees charged by investment rating agencies for the rating of the Offered Securities (if they are debt securities or Preferred Securities), for any applicable filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Registered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for expenses incurred in distributing the Preliminary Prospectus, any Free Writing Prospectus, the Final Prospectus and any document incorporated by reference to any of the foregoing documents; provided, however, that, except as otherwise provided herein, the Underwriters will pay their own costs and expenses, including costs and expenses of counsel, any transfer taxes on the Offered Securities that they sell and the expenses of advertising any offering of the Offered Securities made by the Underwriters, and the Company will pay the fees and expenses of its counsel and accountants, and any transfer taxes payable in connection with its sale of Offered Securities to the Underwriters.

(l) If the Offered Securities are debt securities or Preferred Securities, the Company and, as the case may be, the Trust will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue (if the Offered Securities are debt securities) or any series of Preferred Securities issued or guaranteed by the Company (if the Offered Securities are Preferred Securities), without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date, if any, specified under “Blackout” in the Terms Agreement.

(m) If the Offered Securities are Common Stock or are convertible into Common Stock, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending the number of days after the Closing Date, if any, specified under “Blackout” in the Terms Agreement, except for the Offered Securities and any issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date of the Terms Agreement, issuances of Common Stock pursuant to employee benefit plans, stock option plans, or other employee or director compensation plans, now or hereafter existing, issuances of Common Stock pursuant to the exercise of such options or issuances of Common Stock pursuant to a dividend reinvestment plan or direct access plan of the Company, and provided, however, that the Company may, without such consent, offer and sell Equity Securities of the Company in transactions exempt from the registration requirements of the Securities Act, provided that the purchasers in such transactions are prohibited from offering for sale, selling or otherwise disposing of, directly or indirectly, any of the Equity Securities of the Company so acquired by them for the remainder of such period.

5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy, when made as of the Execution Time and on the Delivery Date, of the representations and warranties of the Company and, as the case may be, of the Trust contained herein, to the performance by the Company and, as the case may be, the Trust of its obligations hereunder and to the following additional terms and conditions:

(a) The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(d) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433.

(b) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Ernst & Young, LLP, or such other nationally recognized independent auditors selected by the Company, confirming that they are independent auditors within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(i) in their opinion the financial statements and any schedules audited by them and included in the Preliminary Prospectus and the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on any unaudited financial statements included in the Preliminary Prospectus and the Final Prospectus;

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) the unaudited financial statements, if any, included in the Preliminary Prospectus and the Final Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles (except for the absence of notes normally included in financial statements contained in Form 10-K);

(B) unaudited “capsule” information, if any, contained in the Preliminary Prospectus and the Final Prospectus does not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements;

(C) at the date of the latest available balance sheet read by such auditors, or at a subsequent specified date not more than five business days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated, net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Preliminary Prospectus and the Final Prospectus; or

(D) for the period from the closing date of the latest income statement included in the Preliminary Prospectus and the Final Prospectus to the closing date of the latest available income statement read by such auditors there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Preliminary Prospectus and the Final Prospectus, in consolidated sales and other operating revenue, or in the total or per share amounts of income before extraordinary items or net income;

except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Preliminary Prospectus and the Final Prospectus discloses have occurred or may occur or which are described in such letter; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Preliminary Prospectus and the Final Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Preliminary Prospectus and the Final Prospectus shall be deemed included in the Preliminary Prospectus and the Final Prospectus for purposes of this subsection.

(c) The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. As of the Delivery Date, no stop order suspending the effectiveness of the Registration Statement nor any similar order directed to any document incorporated by reference in the Preliminary Prospectus or the Final Prospectus shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company and, as the case may be, the Trust or any Underwriter, shall be contemplated by the Commission.

(d) Subsequent to the execution and delivery of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including any Representatives, is so material and adverse as to make it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company or trust preferred securities of the Trust by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review, with implication of a possible downgrading, its rating of any debt securities or preferred stock of the Company or trust preferred securities of the Trust (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iv) or any material suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including any Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(e) The Representatives shall have received an opinion, dated the Closing Date and any later date, if any, on which Options Securities are purchased, of the Vice President and General Counsel of the Company, to the effect that:

(i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification;

(ii) If the Offered Securities are debt securities, the relevant Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized and (assuming due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Offered Securities other than any Contract Securities have been duly executed, issued and delivered by the Company; assuming due authentication by the trustee and upon payment and delivery in accordance with this Agreement, the Offered Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in such Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company entitled to the benefits of such Indenture, and enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Offered Securities other than any Contract Securities conform, and any Contract Securities, when so issued and delivered and sold will conform, to the description thereof contained in the Disclosure Package and the Final Prospectus;

(iii) If the Offered Securities are Preference Stock, the Offered Securities have been duly authorized; the Offered Securities other than any Contract Securities have been validly issued and are fully paid and nonassessable; any Contract Securities, when issued, delivered and sold pursuant to Delayed Delivery Contracts, will be validly issued, fully paid and non-assessable; and the Offered Securities other than any Contract Securities conform, and any Contract Securities, when so issued, delivered and sold, will conform, to the description thereof contained in the Disclosure Package and the Final Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities;

(iv) If the Offered Securities are Common Stock, the Offered Securities and all other outstanding shares of the Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Disclosure Package and the Final Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities;

(v) If the Offered Securities are convertible, the Offered Securities other than any Contract Securities are, and any Contract Securities, when (if the Offered

Securities are debt securities) executed, authenticated, issued and delivered in the manner provided in the relevant Indenture and sold pursuant to Delayed Delivery Contracts or (if the Offered Securities are Preferred Securities) when issued, delivered and sold pursuant to Delayed Delivery Contracts, will be convertible into Common Stock of the Company in accordance with (if they are debt securities) such Indenture or (if they are Preferred Securities) their terms; the shares of Common Stock initially issuable upon conversion of the Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Disclosure Package and the Final Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Common Stock;

(vi) If the Offered Securities are Capital Securities, the relevant Trust Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; and (assuming due authorization, execution and delivery thereof by the Indenture Trustee) constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Junior Subordinated Notes have been duly authorized, executed, issued and delivered by the Company as contemplated in the Trust Indenture and (assuming due authentication by the Indenture Trustee) constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Declaration and the Guarantee Agreement have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of the Guarantee Agreement by the Guarantee Trustee, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

(vii) If the Offered Securities are Common Stock or are convertible into Common Stock, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(viii) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Preliminary Prospectus and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940;

(ix) No consent, approval, authorization or order of, or filing with (other than filings with the Commonwealth of Pennsylvania relating to the terms of any Preference Stock), any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Offered Securities by the Company and, as the case may be, the Trust, except such as have been obtained and made under the Act, and such as may be required under the Exchange Act and, if the Offered Securities are debt securities or Capital Securities, under the Trust Indenture Act;

(x) The execution, delivery and performance of the relevant Indenture (if the Offered Securities are debt securities), the Terms Agreement (including the provisions of this Agreement) and, if the Offered Securities are debt securities or Preferred Securities, any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and, if the Offered Securities are debt securities or Preference Stock, compliance with the terms and provisions thereof and the execution, and (if the Offered Securities are Capital Securities) the delivery and performance of the Trust Indenture, the Junior Subordinated Notes, the Declaration and the Guarantee Agreement by the Company and the consummation of the transactions contemplated hereby and thereby, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under the charter or by-laws of the Company, or any statute, any rule, regulation or order known to such counsel of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company is a party or by which it is bound or to which any of the properties of the Company is subject, except for any conflict, breach, violation or default which, individually or in the aggregate, would not have a Material Adverse Effect; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

(xi) The Registration Statement has become effective under the Act, any required filing of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus, and any supplements thereto was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein; the final term sheet, containing solely a description of final terms of the Offered Securities and the offering thereof, had been filed pursuant to Rule 433(d) within the time required by such Rule, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission, and the Registration Statement and the Preliminary Prospectus and the Final Prospectus, and any amendment or supplement thereto, made by the Company prior to the Closing Date, did or will comply as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; nothing has come to the attention of such counsel which leads such counsel to believe that (i) on the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Final Prospectus as of its date and as of the date of the opinion contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel will not comment as to the financial statements and schedules and other financial and statistical data or reports on internal control of financial reporting included or incorporated by reference in the Registration Statement or the Final Prospectus); or (iii) the Disclosure Package, as amended or supplemented at the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; the descriptions in the Registration Statement, any Preliminary Prospectus and the Final Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Preliminary Prospectus and the Final Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement, the Preliminary Prospectus or the Final Prospectus; and

(xii) The Terms Agreement (including the provisions of this Agreement) and, if the Offered Securities are debt securities or Preferred Securities, any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

In rendering such opinion, such counsel may rely as to matters of fact upon certificates of officers of the Company and its subsidiaries and public officials, and may include in such opinion such limitations as are customarily contained in opinions given by counsel for issuers in securities transactions.

(f) The Representatives shall have received an opinion, dated the Closing Date and on any later date, if any, on which Options Securities are purchased, of Richards, Layton & Finger, P.A., counsel for each Trust and the Company, to the effect that:

(i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made;

(ii) Under the Delaware Business Trust Act and the Declaration, the Trust has the trust power and authority to own its property and conduct its business as set forth in the Declaration, the Disclosure Package and the Final Prospectus;

(iii) The Declaration constitutes a valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity;

(iv) Under the Delaware Business Trust Act and the Declaration, the Trust has the trust power and authority (i) to execute and deliver, and to perform its obligations under the Terms Agreement (including the provisions of this Agreement) and (ii) to issue and perform its obligations under the Capital Securities and the Common Securities;

(v) Under the Delaware Business Trust Act and the Declaration, the execution and delivery by the Trust of the Terms Agreement (including the provisions of this Agreement), and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary trust action on the part of the Trust;

(vi) The Common Securities have been duly authorized for issuance by the Declaration, and, when issued and delivered by the Trust to the Company as described in the most recent Preliminary Prospectus and the Final Prospectus and the Declaration, will be validly issued undivided beneficial interests in the assets of the Trust; under the Declaration and the Delaware Business Trust Act, the issuance of the Common Securities is not subject to preemptive rights;

(vii) The Capital Securities have been duly authorized by the Declaration and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and are entitled to the benefits of the Declaration. The holders of the Capital Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Such counsel may note that the holders of Capital Securities may be obligated, pursuant to the Declaration, to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of certificates for Capital Securities and the issuance of replacement certificates for Capital Securities, and (B) to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration;

(viii) Under the Delaware Business Trust Act and the Declaration, the issuance of the Capital Securities is not subject to preemptive rights;

(ix) The issuance and sale by the Trust of the Capital Securities, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated hereby and compliance by the Trust with its obligations hereunder, and the performance by the Company, as sponsor, of its obligations under the Declaration (A) do not violate (i) any of the provisions of the certificate of trust of the Trust or the Declaration or (ii) any applicable Delaware law or administrative regulation (except that such counsel need express no opinion with respect to the securities laws of the State of Delaware) and (B) do not require any consent, approval, license, authorization or validation of, or filing or registration with, any Delaware legislative, administrative or regulatory body under the laws or administrative regulations of the State of Delaware (except that such counsel need express no opinion with respect to the securities laws of the state of Delaware); and

(g) Assuming that the Trust derives no income from or in connection with sources within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, the holders of the Capital Securities (other than those holders of Capital Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

(h) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date or any later date, if any, on which Options Securities are purchased, with respect to the incorporation of the Company, the validity of the Offered Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplements thereto) and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Simpson Thacher & Bartlett LLP may rely as to the incorporation of the Company and all other matters governed by the laws of the Commonwealth of Pennsylvania upon the opinion of the Company’s Vice President and General Counsel, referred to above.

(i) The Representatives shall have received a certificate, dated the Closing Date, and on any later date, if any, on which Option Securities are purchased, of its President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct as of such date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or threatened by the Commission and that, subsequent to the date of the most recent financial statements in the Preliminary Prospectus and the Final Prospectus,

there has been no material adverse change in or any material adverse development which affects the financial position, business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Preliminary Prospectus and the Final Prospectus or as described in such certificate.

(j) The Representatives shall have received a letter (as used in this paragraph, the “bring-down letter”), dated the Closing Date or any later date, if any, on which Options Securities are purchased, of Ernst & Young, LLP, or such other nationally recognized independent auditors selected by the Company which: (i) confirms that they are independent auditors within the meaning of the Act and the applicable published Rules and Regulations, (ii) states, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Prospectus and the Final Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter delivered to the Representatives concurrently with the execution of the Terms Agreement, and (iii) confirms in all material respects the conclusions and findings set forth in such initial letter.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

6. Indemnification and Contribution. (a) The Company and, as the case may be, the Trust will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Offered Securities, the Final Prospectus, or any Issuer Free Writing Prospectus identified in Schedule 1 to the Terms Agreement or the information contained in the final term sheet required to be prepared and filed pursuant to Section 4(d) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and, as the case may be, the Trust will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company or the Trust by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and, as the case may be, the Trust, its directors and officers and each person, if any, who controls the Company and, as the case may be, the Trust within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company and, as the case may be, the Trust may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Offered Securities, the Final Prospectus, or any Issuer Free Writing Prospectus identified in Schedule 1 to the Terms Agreement or the information contained in the final term sheet required to be prepared and filed pursuant to Section 4(d) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Trust by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and, as the case may be, the Trust in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and, as the case may be, the Trust on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and, as the case may be, the Trust on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and, as the case may be, the Trust on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and, as the case may be, the Trust bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and, as the case may be, the Trust or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and, as the case may be, the Trust under this Section shall be in addition to any liability which the Company and, as the case may be, the Trust may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company and, as the case may be, the Trust who has signed the Registration Statement and to each person, if any, who controls the Company and, as the case may be, the Trust within the meaning of the Act.

7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount (if debt securities) or number of shares (if Preferred Securities or Common Stock) of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount (if debt securities) or number of shares (if Preferred Securities or Common Stock) of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company and, as the case may be, the Trust for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount (if debt securities) or number of shares (if Preferred Securities or Common Stock) of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount (if debt securities) or number of shares (if Preferred Securities or Common Stock) of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company or, as the case may be, the Trust, except as provided in Section 8. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. If the Offered Securities are debt securities or Preferred Securities, the respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters’ obligations to purchase the principal amounts (if debt securities) or numbers of shares (if Preferred Securities) of the Offered Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and, as the case may be, the Trust or their officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company and, as the case may be, the Trust or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and, as the case may be, the Trust shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and, as the case may be, the Trust and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (v), (vi) and (vii) of Section 5(c), the Company and, as the case may be, the Trust will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company and, as the case may be, the Trust in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at the address set forth in the Registration Statement, Attention: Vice President and General Counsel; if sent to the Trust will be mailed, delivered or telegraphed and confirmed to it at the address of the sponsor, Sunoco, Inc., 1735 Market Street, Suite LL, Philadelphia PA 19103-7583, Attention: Paul A. Mulholland.

10. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and, as the case may be, the Trust, such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

11. No Fiduciary Duty. The Company and, as the case may be, the Trust hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and, as the case may be, the Trust, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and, as the case may be, the Trust and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and, as the case may be, the Trust agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company and, as the case may be, the Trust on related or other matters). The Company and, as the case may be, the Trust agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company and, as the case may be, the Trust, in connection with such transaction or the process leading thereto.

12. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and, as the case may be, the Trust and the Underwriters, or any of them, with respect to the subject matter hereof.

13. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

14. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and, as the case may be, the Trust hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

ANNEX I

(Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than 9:00 A.M.,

New York time, on                          , 200

DELAYED DELIVERY CONTRACT

[NAME OF ISSUER]	[Insert Date of Initial Public Offering]

C/O

Attention: Investment Banking Department - Transactions Advisory Group

Gentlemen:

The undersigned hereby agrees to purchase from Sunoco, Inc., a Pennsylvania corporation (“Company”), and the Company agrees to sell to the undersigned, [If one delayed closing, insert-as of the date hereof, for delivery on             , 200   (“Delivery Date”),]

[$]            [shares]

-principal amount-of the Company’s [Insert title of securities] (“Securities”), offered by the Company’s Prospectus dated             , 200   and a Prospectus Supplement dated             , 200   relating thereto, receipt of copies of which is hereby acknowledged, at- % of the principal amount thereof plus accrued interest, if any,-$      per share plus accrued dividends, if any,-and on the further terms and conditions set forth in this Delayed Delivery Contract (“Contract”).

[If two or more delayed closings, insert the following:

The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the-principal-amounts set forth below:

Delivery Date	Principal Amount Number of Shares

Each of such delivery dates is hereinafter referred to as a Delivery Date.]

Payment for the Securities that the undersigned has agreed to purchase for delivery on-the-each-Delivery Date shall be made to the Company or its order in Federal (same day) funds by certified or official bank check or wire transfer to an account designated by the Company at a bank acceptable to the Lead Underwriter, at the office of              at      A.M. on-the-such-Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned-for delivery on such Delivery Date-in definitive [If debt issue, insert-fully registered] form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to-the-such-Delivery Date.

It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on-the-each-Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at-the-such-Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total-principal amount-number of shares-of the Securities less the-principal amount-number of shares-thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by-a copy-copies-of the opinion[s] of counsel for the Company delivered to the Underwriters in connection therewith.

This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

2

It is understood that the acceptance of any such Contract is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

Yours very truly,

(Name of Purchaser)

By

(Title of Signatory)

(Address of Purchaser)

Accepted, as of the above date.

[Insert NAME OF ISSUER]

By
[Insert Title]

3

SUNOCO, INC.

(“Company”)

Debt Securities

TERMS AGREEMENT

, 200

To: The [Representative[s] of the] Underwriters identified herein

Dear Sirs:

The undersigned agrees to sell to the several Underwriters named [in Schedule A hereto] [below] for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company’s registration statement on Form S-3 (No. 333- ) (“Underwriting Agreement”), the following securities (“Offered Securities”) on the following terms:

Title: [    %] [Floating Rate]-Notes-Debentures-Bonds-Due .

Principal Amount: $            .

Interest: [    % per annum, from             , 200_, payable semiannually on      and     , commencing             , 200  , to holders of record on the preceding or             , as the case may be.] [Zero coupon.]

Maturity:                     , 200

Optional Redemption:

Sinking Fund:

Listing: [None.] [ Stock Exchange.] [The Nasdaq Stock Market Inc.’s National Market.]

Delayed Delivery Contracts: [None.] [Delivery Date[s] shall be             , 200  . Underwriters’ fee is % of the principal amount of the Contract Securities.]

Purchase Price:    % of principal amount, plus accrued interest [, if any,] from             , 200  .

Expected Reoffering Price:    % of principal amount, subject to change by the [Representative[s] [Underwriters].

Closing:              A.M. on                     , 200  , at , in Federal (same day) funds.

Settlement and Trading: [Physical certificated form.] [Book-Entry Only via DTC.]

Blackout: Until      days after the Closing Date.

[Name[s] and Address[es] of [Representative[s]] [Underwriter[s]]:]

The respective principal amounts of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

The provisions of the Underwriting Agreement are incorporated herein by reference.

The Offered Securities will be made available for checking and packaging at the office of at least 24 hours prior to the Closing Date. For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Preliminary Prospectus and the Final Prospectus consists of [(i)] the following information in the Preliminary Prospectus and the Final Prospectus furnished on behalf of each Underwriter, the last paragraph at the bottom of the prospectus supplement cover page concerning the terms of the offering by the Underwriters, the legend concerning over-allotments-and-, -stabilizing [and passive market making] on the inside front cover page of the prospectus supplement-and-, -the concession and reallowance figures appearing in the paragraph under the caption “Underwriting” in the prospectus supplement [If paragraph regarding passive market making is included, insert-and the information contained in the paragraph under the caption “Underwriting” in the prospectus supplement] [If applicable, insert-; and (ii) the following information in the prospectus supplement furnished on behalf of [insert name of Underwriter], [insert description of information, such as material relationship disclosure under the caption “Underwriting” in the prospectus supplement].1

If the Offered Securities are denominated in a currency other than United States dollars, make appropriate modifications to provisions of the Terms Agreement (e.g., type of funds specified under “Closing”) and consider including in the Terms Agreement such changes and additions to the Underwriting Agreement as may be appropriate in the circumstances, e.g., expanding the blackout provision in Section 4 to cover debt securities denominated in the currency in which the Offered Securities are denominated, expanding Section 5(c)(iv) to cover a banking moratorium declared by authorities in the country of such currency, expanding Section 5(c)(v) to cover a change or prospective change in, or governmental action affecting, exchange controls applicable to such currency, and modifying Section 5(d) to permit a statement to the effect that enforcement of the Indenture and the Offered Securities is subject to provisions of law which may requ ire that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars and appropriate exceptions as to any provisions requiring payment of additional amounts. Also consider requiring an opinion of counsel for the Company confirming information as to United States tax matters in the Preliminary Prospectus and the Final Prospectus and an opinion of foreign counsel for the Company regarding such matters as foreign consents, approvals, authorizations, licenses, waivers, withholding taxes, transfer or stamp taxes and any information as to foreign laws in the Preliminary Prospectus and the Final Prospectus.

[1]	Special care should be taken to ensure that the description of the information, including caption references and any references to particular paragraphs or sentences, matches the final Prospectus.

2

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

[INSERT NAME OF ISSUER]

By
[Insert title]

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

[If no co-representative, use first confirmation form.

If co-representative, use second.]

By
[Insert title]

[Acting on behalf of itself and as the Representative of the several Underwriters.]

3

[Acting on behalf of itself and as the Representative of the several Underwriters.]

By

By
[Insert title]

4

SCHEDULE I

SCHEDULE II

[Issuer Name]

Pricing Term Sheet

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-858-5407.

SCHEDULE A

Underwriter	Principal Amount
$
Total	$

[Insert NAME OF ISSUER]

(“Company”)

Trust Preferred Securities-Preferred-Common-Stock

TERMS AGREEMENT

                    , 200

To: The [Representative[s] of the] Underwriters identified herein

Dear Sirs:

The undersigned agrees to sell to the several Underwriters named [in Schedule A hereto] [below] for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company’s registration statement on Form S-3 (No. 333- ) (“Underwriting Agreement”), the following securities (“Offered Securities”) on the following terms:

Title:

Number of Shares:

(1) Dividend Rate:

(1) Optional Redemption:

(1) Sinking Fund:

(1) Listing: [None.] [ Stock Exchange.] [The Nasdaq Stock Market Inc.’s National Market.]

(1) Delayed Delivery Contracts: [None.] [Delivery Date[s] shall be                     , 20    . Underwriters’ fee is $             per share of the Contract Securities.]

Purchase Price: $             per share [If preferred stock issue, insert-plus accrued dividends[, if any,] from                     , 20    ].

Expected Reoffering Price: $             per share, subject to change by the [Representative[s]] [Underwriters].

Closing: A.M. on                     , 20    , at                     , in Federal (same day) funds.

(2) Underwriter[s’][‘s] Compensation: $             payable to the [Representative[s] for the proportionate accounts of the] Underwriter[s] on the Closing Date.

(1)	To be included only if Terms Agreements relates to preferred stock.

Blackout: Until days after the Closing Date.

[Name[s] and Address[es] of [Representative[s]] [Underwriter[s]]:]

The respective numbers of shares of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

The provisions of the Underwriting Agreement are incorporated herein by reference.

The Offered Securities will be made available for checking and packaging at the office of                      at least 24 hours prior to the Closing Date.

For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Preliminary Prospectus and the Final Prospectus consists of [(i)] the following information in the Preliminary Prospectus and the Final Prospectus furnished on behalf of each Underwriter, the concession and reallowance figures appearing in the paragraph under the caption “Underwriting” in the prospectus supplement [If paragraph regarding passive market making is included, insert-and the information contained in the paragraph under the caption “Underwriting” in the prospectus supplement] [If applicable, insert-; and (ii) the following information in the prospectus supplement furnished on behalf of [insert name of Underwriter], [insert description of information, such as material relationship disclosure under the caption “Underwriting” in the prospectus supplement].(3)

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

[INSERT NAME OF ISSUER]

By
[Insert title]

The foregoing Terms Agreement is

hereby confirmed and accepted as

of the date first above written.

(2)	Include if purchase is at public offering price and compensation payable separately.
(3)	Special care should be taken to ensure that the description of the information, including caption references and any references to particular paragraphs or sentences, matches the final Prospectus.

2

[If no co-representative, use first confirmation

form. If co-representative, use second.]

By
[Insert title]

[Acting on behalf of itself and as the Representative of the several Underwriters.]

3

[Acting on behalf of itself and as the Representative of the several Underwriters.]

By

By
[Insert title]

4

SCHEDULE I

SCHEDULE II

SCHEDULE A

Underwriter	Number of Shares

Total